Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APNIMED, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Apnimed, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Apnimed, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law with the filing of the Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware on June 19, 2017 under the name Apnimed, Inc., and that an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 2018, a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 31, 2020, a Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 12, 2021, a Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 28, 2022, a Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 22, 2022, a Certificate of Amendment No. 1 to the Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 14, 2023, a Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 31, 2023, a Certificate of Amendment No. 1 to the Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 30, 2024, a Certificate of Amendment No. 2 to the Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 24, 2025, and a Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 23, 2025.

2. That the Board of Directors (the “Board”) duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety (this “Eighth Amended and Restated Certificate of Incorporation”) to read as follows:

FIRST: The name of this corporation is Apnimed, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware, County of New Castle, is 1313 N. Market Street, Suite 1000, Wilmington, Delaware 19801. The name of its registered agent at such address is PHS Corporate Services, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 49,250,415 shares of Common Stock, $0.00001 par value per share, consisting of 46,105,170 shares of Class A Common Stock (the “Class A Common Stock”), 2,948,668 shares of Class B Common Stock

(the “Class B Common Stock”) and 196,577 shares of Class C Common Stock (the “Class C Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and (ii) 29,557,303 shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. Notwithstanding anything herein to the contrary, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall each be deemed to be a series of Common Stock of the Corporation for all purposes. The voting (if applicable), dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting.

2.1 Class A Common Stock Voting. The holders of the Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

2.2 Class B Common Stock Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class B Common Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Class B Common Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Eighth Amended and Restated Certificate of Incorporation, holders of Class B Common Stock shall vote together with the holders of Class A Common Stock as a single class, and on an as-converted basis.

2.3 Class C Common Stock Voting. The holders of the Class C Common Stock shall not be entitled to vote except as required by applicable law.

2.4 No Cumulative Voting; Increase/Decrease in Authorized Shares. There shall be no cumulative voting. The number of authorized shares of each of the Class A Common Stock, Class B Common Stock and Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Eighth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Dividends.

The Common Stock shall not be entitled to any specific dividends; provided, however, in the event that the Corporation declares, pays or sets aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) (“Common Dividends”) the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock then outstanding shall first receive, or simultaneously receive, on an equal priority, pari passu basis, a dividend on each outstanding share of Class A Common Stock, Class B Common Stock or Class C Common Stock, in an amount at least equal to the sum of (i) the amount of the aggregate Common Dividends then declared on such share of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable, and not previously paid and (ii) in the case of a dividend on Class A Common Stock or any class or series of Common Stock that is convertible into Class A Common Stock, that dividend per share of Class B Common Stock or Class C Common Stock, as applicable, as would equal the product of (x) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Class A Common Stock and (y) the number of shares of Class A Common Stock issuable upon conversion of a share of Class B Common Stock or Class C Common Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend.

4. Class B Common Stock and Class C Common Stock Conversion Rights.

The holders of the Class B Common Stock and Class C Common Stock shall have conversion rights as follows (the “Common Stock Conversion Rights”):

4.1 Right to Convert.

4.1.1 Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Class B Original Issue Price by (b) the Class B Conversion Price (as defined below) in effect at the time of conversion. The “Class B Conversion Price” shall initially be equal to the Class B Original Issue Price. The “Class B Original Issue Price” shall mean $11.2036 per share, subject to appropriate adjustment in the event of any Recapitalization Event (as defined below) with respect to the Class B Common Stock. Such initial Class B Conversion Price and the rate at which shares of Class B Common Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Class C Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Class C Original Issue Price by (b) the Class C Conversion Price (as defined below) in effect at the time of conversion. The “Class C Conversion Price” shall initially be equal to the Class C Original Issue Price. The “Class C Original Issue Price” shall mean $11.2036 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Class C Common Stock. Such initial Class C Conversion Price and the rate at which shares of Class C Common Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.2 In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (as defined below), the Common Stock Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Common Stock, pursuant to Part B, Section 2 below; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Part B, Section 2 to holders of Class B Common Stock or Class C Common Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of any Class B Common Stock or Class C Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock and/or Class C Common Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Class B Common Stock and/or Class C Common Stock to voluntarily convert shares of Class B Common Stock or Class C Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock or Class C Common Stock, as applicable (or if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class B Common Stock and/or Class C Common Stock, as applicable (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common Stock and/or Class C Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Common Stock Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Common Stock Conversion Time, (i) issue and deliver to such holder of Class B Common Stock or Class C Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Class B Common Stock or Class C Common Stock represented by the surrendered certificate that were not converted into Class A Common Stock (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Class B Common Stock and/or Class C Common Stock so converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Class B Common Stock and Class C Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class B Common Stock and Class C Common Stock, such number of its duly authorized Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock and/or Class C Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock and Class C Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Eighth Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Class B Conversion Price or Class C Conversion Price, as applicable, below the then par value of the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock and/or Class C Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Class B Conversion Price or Class C Conversion Price, as applicable.

4.3.3 Effect of Conversion. All shares of Class B Common Stock and Class C Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Common Stock Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2. Any shares of Class B Common Stock and/or Class C Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock and/or Class C Common Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Class B Conversion Price and Class C Conversion Price shall be made for any declared but unpaid dividends on the Class B Common Stock and/or Class C Common Stock, as applicable, surrendered for conversion or on the Class A Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Class B Common Stock and/or Class C Common Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common

Stock and/or Class C Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Class B Conversion Price and Class C Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply.

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)
shares of Class A Common Stock issued or issuable upon conversion of shares of Preferred Stock;
(ii)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(iii)
shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on each series of Preferred Stock (on a ratable basis);
(iv)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(v)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board, including a majority of the Preferred Directors, which shares of Common Stock or Options shall specifically include shares of Common Stock reserved for issuance pursuant to the Corporation’s 2017 Stock Incentive Plan, as amended, immediately prior to the date hereof; or
(vi)
shares of Common Stock issued pursuant to that certain Common Stock Purchase Agreement by and between the Corporation and the Purchaser listed therein, dated on or around the date hereof.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Series D-1 Original Issue Date” shall mean the date on which the first share of Series D-1 Preferred Stock was issued.

4.4.2 No Adjustment of Class B Conversion Price and Class C Conversion Price. No adjustment in the Class B Conversion Price and/or Class C Conversion Price, as applicable, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least fifty percent (50%) of the outstanding shares of Class B Common Stock and Class C Common Stock (voting together, and on an as-converted basis, the “Common Requisite Holders”) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Class B Conversion Price or Class C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Class B Conversion Price and/or Class C Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Class B Conversion Price and/or Class C Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Class B Conversion Price and/or the Class C Conversion Price, as applicable, to an amount which exceeds the lower of (i) the Class B Conversion Price and/or the Class C Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Class B Conversion Price or Class C Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Class B Conversion Price or the Class C Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Class B Conversion Price or the Class C Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Series D-1 Original Issue Date), are revised after the Series D-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Class B Conversion Price or the Class C Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, the Class B Conversion Price or the Class C Conversion Price, as applicable, shall be readjusted to such Class B Conversion Price or Class C Conversion Price, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Class B Conversion Price or the Class C Conversion Price, provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Class B Conversion Price or the Class C Conversion Price, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Class B Conversion Price or the Class C Conversion Price, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Class B Conversion Price and Class C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately prior to such issuance, then the Class B Conversion Price and/or the Class C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and
(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Class B Conversion Price and/or the Class C Conversion Price pursuant to the terms of Subsection 4.4.4 and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Class B Conversion Price and/or the Class C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustments for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D-1 Original Issue Date effect a subdivision of the outstanding Class A Common Stock, the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D-1 Original Issue Date combine the outstanding shares of Class A Common Stock, the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in Additional Shares of Common Stock, then and in each such event the Class B Conversion Price or the Class C Conversion Price, as applicable, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class B Conversion Price or the Class C Conversion Price, as applicable, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class B Conversion Price and/or the Class C Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Class B Conversion Price or the Class C Conversion Price, as applicable, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Class B Common Stock and/or Class C Common Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of Class B Common Stock and/or Class C Common Stock had been converted into Class A Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock) or in other property, then and in each such event the holders of Class B Common Stock and/or Class C Common Stock shall receive, simultaneously with the distribution to the holders of Class A Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Class B Common Stock and/or Class C Common Stock had been converted into Class A Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock (but not the Class B Common Stock and/or Class C Common Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class B Common Stock and/or Class C Common Stock shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one share of Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Class B Common Stock and Class C Common Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Class B Conversion Price or the Class C Conversion Price, as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class B Common Stock and/or Class C Common Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Common Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Common Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class B Conversion Price and/or the Class C Conversion Price, as applicable, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Common Stock and/or Class C Common Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class B Common Stock and/or Class C Common Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Common Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Class B Conversion Price or the Class C Conversion Price, as applicable, then in effect, and (ii) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Common Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Class A Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class B Common Stock and/or Class C Common Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Class B Common Stock and/or Class C Common Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Class B Common Stock and/or Class C Common Stock) shall be entitled to exchange their shares of Class A Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class B Common Stock, Class C Common Stock and the Class A Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon the earlier of (a) the date and time, or the occurrence of an event, specified by vote or written consent of the Common Requisite Holders; and (b) closing of the sale of shares of Class A Common Stock to the public at a price of at least $14.65 per share (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Class A Common Stock), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $75,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation and in connection with such offering the Class A Common Stock is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board, including a majority of the Preferred Directors (such event, a “Qualified IPO”, and the time of such event or closing in clauses (a) or (b) is referred to herein as the “Common Stock Mandatory Conversion Time”), (i) all outstanding shares of Class B Common Stock and Class C Common Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Class B Common Stock and Class C Common Stock shall be sent written notice of the Common Stock Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Class B Common Stock and Class C Common Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Common Stock Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Class B Common Stock and Class C Common Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class B Common Stock and Class C Common Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Common Stock Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Common Stock Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Class B Common Stock and Class C Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion. Such converted Class B Common Stock and Class C Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock and/or Class C Common Stock accordingly.

6. Rank. Other than with respect to voting rights set forth in this Part A of this Article Fourth, each share of Common Stock shall be pari passu with, and shall share equally with, all other shares of Common Stock with respect to any dividends, any rights upon the liquidation, dissolution or winding up of the Corporation, and any Deemed Liquidation Event, in each case with all shares of the Class B Common Stock and Class C Common Stock treated as if such shares had been converted into shares of Class A Common Stock at their respective then-effective conversion rates.

7. Automatic Conversion on Transfer. Each share of Class C Common Stock shall automatically convert into one (1) share of Class B Common Stock upon any transfer or sale of such share of Class C Common Stock by Shionogi & Co., Ltd. (“Shionogi”) or any Affiliate thereof to a third party not affiliated with Shionogi.

B. PREFERRED STOCK

Of the total authorized shares of Preferred Stock, 5,397,935 are hereby designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), 2,349,108 are hereby designated as “Series A-2 Preferred Stock” (the “Series A-2 Preferred Stock”), 2,818,964 are hereby designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), 4,222,581 are hereby designated as “Series C-1 Preferred Stock” (the “Series C-1 Preferred Stock”), 2,252,042 are hereby designated as “Series C-2 Preferred Stock” (the “Series C-2 Preferred Stock”), 7,184,033 are hereby designated as “Series C-3 Preferred Stock” (the “Series C-3 Preferred Stock”), 1,709,453 are hereby designated as “Series D Preferred Stock” (the “Series D Preferred Stock”) and 3,623,187 are hereby designated as “Series D-1 Preferred Stock” (the “Series D-1 Preferred Stock”). The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to and imposed on the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are as set forth below in this Part B of this Article Fourth. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable, the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to dividends on an equal priority, pari passu basis, at the rate per annum of 8% of the Series A Original Issue Price (as defined below), Series A-2 Original Issue Price (as defined below), Series B Original Issue Price (as defined below), Series C-1 Original Issue Price (as defined below), Series C-2 Original Issue Price (as defined below), Series C-3 Original Issue Price (as defined below), Series D Original Issue Price (as defined below) or Series D-1 Original Issue Price (as defined below), as applicable (collectively, the “Preferred Dividends”). The Preferred Dividends shall not be cumulative or otherwise accrue, and except as set forth in the following sentence of this Section 1, (x) such Preferred Dividends shall be payable only when, as, and if declared by the Board, and (y) no right to Preferred Dividends shall accrue to holders of Preferred Stock by reason of the fact that such Preferred Dividends on said shares are not declared. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Eighth Amended and Restated Certificate of Incorporation) the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, on an equal priority, pari passu basis, a dividend on each outstanding share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Preferred Dividends then declared on such share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, and not previously paid and (ii) (A) in the case of a dividend on Class A Common Stock or any class or series that is convertible into Class A Common Stock, that dividend per share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Class A Common Stock and (2) the number of shares of Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (B) in the case of a dividend on any class or series that is not convertible into Class A Common Stock, at a rate per share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series, each a “Recapitalization Event”) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price, the Series A-2 Original Issue Price, the Series B Original Issue Price, Series C-1 Original Issue Price, Series C-2 Original Issue Price, Series C-3 Original Issue Price, Series D Original Issue Price or Series D-1 Original Issue Price, as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend, Series A-2 Preferred Stock dividend, Series B Preferred Stock dividend, Series C-1 Preferred Stock dividend, Series C-2 Preferred Stock dividend, Series C-3 Preferred Stock dividend, Series D Preferred Stock dividend and/or Series D-1 Preferred Stock dividend. The “Series A Original Issue Price” shall mean $4.7736 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” shall mean $6.3854 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series A-2 Preferred Stock. The “Series B Original Issue Price” shall mean $8.8685 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series B

Preferred Stock. The “Series C-1 Original Issue Price” shall mean $8.8808 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series C-1 Preferred Stock. The “Series C-2 Original Issue Price” shall mean $11.1010 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series C-2 Preferred Stock. The “Series C-3 Original Issue Price” shall mean $11.1010 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series C-3 Preferred Stock. The “Series D Original Issue Price” shall mean $9.6522 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $9.6600 per share, subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series D-1 Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, with equal priority and on a pari passu basis, before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, in an amount as set forth below:

2.1.1 Series D Preferred Stock and Series D-1 Preferred Stock. For the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock then outstanding, an amount per share equal to the greater of (i) one times (1x) the Series D Original Issue Price or the Series D-1 Original Issue Price, as applicable, plus any dividends declared but unpaid thereon, or (ii) such amount, if any, per share as would have been payable had all such shares of Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

2.1.2 Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and/or Series C-3 Preferred Stock. For the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, an amount per share equal to one times (1x) the Series A Original Issue Price, Series A-2 Original Issue Price, Series B Original Issue Price, Series C-1 Original Issue Price, Series C-2 Original Issue Price or Series C-3 Original Issue Price, as applicable, plus any dividends declared but unpaid thereon.

2.1.3 Insufficient Assets. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full amount to which they shall be entitled under Subsections 2.1.1 and 2.1.2, the holders of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.4 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of all amounts required to be paid to the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock pursuant to Subsections 2.1.1 and 2.1.2, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock pursuant to Subsections 2.1.1 and 2.1.2 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, with equal priority and on a pari passu basis, based on the number of shares of Class A Common Stock held by each such holder (treating for this purpose all such securities as if they had been converted to Class A Common Stock at their respective then-effective conversion rates immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event).

2.2 Deemed Liquidation Events.

2.2.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless each of (i) the Requisite Holders (as defined below), (ii) the Series B Requisite Holders (as defined below), (iii) the Series C Requisite Holders (as defined below) and (iv) the Series D Requisite Holders (as defined below) elect otherwise in a written instrument:

(a) a merger or consolidation in which

(i)
the Corporation is a constituent party or
(ii)
a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

For the avoidance of doubt, a Deemed Liquidation Event shall not include a bona fide financing transaction in which the Corporation issues securities solely for capital raising purposes.

2.2.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.2.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 2.1.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.2.1(a)(ii) or 2.2.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within sixty (60) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock no later than the sixtieth (60th) day after such Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, and (ii) the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the ninetieth (90th) day after such Deemed Liquidation Event, to redeem each outstanding share held by each holder of Preferred Stock that elects to redeem its shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock at a price per share equal to the maximum amount per share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable, payable under Subsection 2.1 above. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem each outstanding share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, the Corporation shall redeem each holder’s shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock to the fullest extent of such Available Proceeds and in accordance with the priority set forth in Subsection 2.1, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.2.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.2.3 Amount Deemed Paid or Distributed. Subject to Subsection 2.2.4, the amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity and the value of such property, rights or securities shall, unless set forth in the definitive agreement governing the Deemed Liquidation Event, be determined in good faith by the Board, including a majority of the Preferred Directors.

2.2.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Corporation or the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 2.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the Corporation or the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 2.1 after taking into account the previous payment of the Initial Consideration (and any subsequent payments of Additional Consideration) as part of the same transaction. For the purposes of this Subsection 2.2.4, consideration placed into a third party escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

2.2.5 Any distributable proceeds that become payable to the stockholders of the Corporation in connection with a Deemed Liquidation Event following a previous payment of distributable proceeds in a previous Deemed Liquidation Event, shall be allocated by recalculating the total amount of distributable proceeds (including all distributable proceeds previously distributed) and applying the provisions of Subsection 2.1 again.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Eighth Amended and Restated Certificate of Incorporation, holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall vote together with the holders of Class A Common Stock as a single class, and on an as-converted basis.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Preferred Director”), the holders of record of the shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series C Preferred Directors” and together with the Series B Preferred Directors, the “Preferred Directors”), and the holders of record of the shares of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, or Class A Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, or Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, or Class A Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Class A Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock), exclusively and voting together as a single class, and on an as-converted basis, shall be entitled to elect three (3) directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the date on which there are issued and outstanding less than twenty percent (20%) of the shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock originally issued by the Corporation (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series A Preferred Stock, Series A-2 Preferred Stock and/or Series B Preferred Stock). The rights of the holders of the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series C-1 Original Issue Date (as defined below), Series C-2 Original Issue Date (as defined below) or Series C-3 Original Issue Date (as defined below), as applicable, on which there are issued and outstanding less than twenty percent (20%) of the shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock originally issued by the Corporation (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series C-1 Preferred Stock, Series C-2 Preferred Stock and/or Series C-3 Preferred Stock).

3.3 Preferred Stock Protective Provisions. At any time when at least twenty percent (20%) of the shares of Preferred Stock originally issued by the Corporation (subject to appropriate adjustment in the event of any Recapitalization Event) are outstanding, the Corporation shall not, nor shall the Corporation permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law, the Bylaws of the Corporation (the “Bylaws”) or this Eighth Amended and Restated Certificate of Incorporation) the prior written consent or affirmative vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock then outstanding (voting together as a single class and not as a separate series, and on an as-converted basis), which 60% majority must include at least one of New Emerging Medical Opportunities Fund V SCSp, Alpha Wave Ventures II, LP, or Columbia Seligman Technology and Information Fund (or any of their respective affiliates), so long as such entity or its affiliates holds at least a majority of the shares of Preferred Stock originally held by it (the “Requisite Holders”), given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation, a SPAC Transaction (as defined herein) or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 amend, alter, waive or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation, any certificate of designation, or the Bylaws;

3.3.3 create, issue, reclassify, alter or amend any securities (including any security convertible into or exercisable for any such equity security) having powers, rights, preferences restrictions or privileges senior to or pari passu with the powers, rights, preferences restrictions or privileges of the Preferred Stock;

3.3.4 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services as provided for in agreements already in existence and/or approved by the Board including the approval of a majority of the Preferred Directors;

3.3.5 increase or decrease the authorized number of directors constituting the Board, which shall initially be set at eight (8) members, change the number of votes entitled to be cast by any director or directors on any matter or adopt any provision inconsistent with Article Sixth;

3.3.6 increase or decrease the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation;

3.3.7 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, unless such debt security has received the prior approval of the Board, including the approval of a majority of the Preferred Directors;

3.3.8 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.3.9 commit or enter into an agreement for any of the matters described in Subsections 3.3.1 – 3.3.8 above, whether through a subsidiary or otherwise.

As used herein, a “SPAC Transaction” means a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Corporation with a publicly-traded “special purpose acquisition company” or its subsidiary (collectively, a “SPAC”) immediately following the consummation of which the Common Stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board.

3.4 Series B Preferred Stock Protective Provisions. At any time when at least 704,741 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Eighth Amended and Restated Certificate of Incorporation) the prior written consent or affirmative vote of the holders of at least fifty-five percent (55%) of the shares of Series B Preferred Stock then outstanding (voting together as a single class and not as a separate series, and on an as-converted basis) (the “Series B Requisite Holders”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1 increase or decrease the authorized number of shares of Series B Preferred Stock;

3.4.2 amend, alter or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation, any certificate of designation, or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

3.4.3 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services as provided for in agreements already in existence and/or approved by the Board including the approval of a majority of the Preferred Directors;

3.4.4 amend, waive or modify the Series B Original Issue Price, the Series B Conversion Price (including any anti-dilution rights with respect thereto), the liquidation preferences of the Series B Preferred Stock in Section 2.1, or the special consent rights of the Series B Requisite Holders in Section 2.3, this Section 3.4, Section 4.4.2, and Section 5; or

3.4.5 effect or consent to any SPAC Transaction; or

3.4.6 commit or enter into an agreement for any of the matters described in Subsections 3.4.1 through 3.4.5 above, whether through a subsidiary or otherwise.

3.5 Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock Protective Provisions. At any time when at least 25% of the shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock, as applicable) are outstanding, the Corporation shall not, nor shall the Corporation permit any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Eighth Amended and Restated Certificate of Incorporation) the prior written consent or affirmative vote of the holders of at least fifty-five percent (55%) of the shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock then held by the stockholders of the Corporation who were not previously stockholders of the Corporation, nor were any of such stockholders’ affiliates or affiliated funds previously stockholders of the Corporation, prior to the Series C-1 Original Issue Date (voting together as a single class and not as a separate series, and on an as-converted basis) (the “Series C Requisite Holders”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1 increase or decrease the authorized number of shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock;

3.5.2 issue any shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock other than pursuant to the terms of that certain Series C-3 Purchase Agreement by and between the Corporation and the Purchasers listed therein, dated December 22, 2022;

3.5.3 amend, alter or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation, any certificate of designation, or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock;

3.5.4 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services as provided for in agreements already in existence and/or approved by the Board including the approval of a majority of the Preferred Directors;

3.5.5 amend, waive or modify the Series C-1 Original Issue Price, the Series C-2 Original Issue Price, the Series C-3 Original Issue Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price or the Series C-3 Conversion Price (including, in each case, any anti-dilution rights with respect thereto), the liquidation preferences of the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock in Sections 2.1, or the special consent rights of the Series C Requisite Holders in Section 2.3, this Section 3.5, Section 4.4.2, and Section 5;

3.5.6 effect or consent to any SPAC Transaction; or

3.5.7 commit or enter into an agreement for any of the matters described in Subsections 3.5.1 through 3.5.6 above, whether through a subsidiary or otherwise.

3.6 Series D Preferred Stock Protective Provisions. At any time when at least 427,364 of the shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series D Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Eighth Amended and Restated Certificate of Incorporation) the prior written consent or affirmative vote of the holders of at least the majority of the shares of Series D Preferred Stock then outstanding (voting together as a single class and not as a separate series, and on an as-converted basis) (the “Series D Requisite Holders”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1 increase or decrease the authorized number of shares of Series D Preferred Stock;

3.6.2 issue any shares of Series D Preferred Stock other than pursuant to the terms of that certain Series D Purchase Agreement by and between the Corporation and the Purchasers listed therein, dated April 23, 2025;

3.6.3 amend, alter or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation, any certificate of designation, or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock;

3.6.4 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services as provided for in agreements already in existence and/or approved by the Board including the approval of a majority of the Preferred Directors;

3.6.5 amend, waive or modify the Series D Conversion Price (including any anti-dilution rights with respect thereto), the liquidation preferences of the Series D Preferred Stock in Section 2.1, or the special consent rights of the Series D Requisite Holders in Section 2.3, this Section 3.6, Section 4.4.2, and Section 5;

3.6.6 effect or consent to any SPAC Transaction; or

3.6.7 commit or enter into an agreement for any of the matters described in Subsections 3.6.1 through 3.6.6 above, whether through a subsidiary or otherwise.

3.7 Series D-1 Preferred Stock Protective Provisions. At any time when at least 646,998 of the shares of Series D-1 Preferred Stock (subject to appropriate adjustment in the event of any Recapitalization Event with respect to the Series D-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Eighth Amended and Restated Certificate of Incorporation) the prior written consent or affirmative vote of the holders of at least the majority of the shares of Series D-1 Preferred Stock then outstanding (the “Series D-1 Requisite Holders”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1 increase or decrease the authorized number of shares of Series D-1 Preferred Stock;

3.7.2 issue any shares of Series D-1 Preferred Stock other than pursuant to the terms of that certain Series D-1 Purchase Agreement by and between the Corporation and the Purchasers listed therein, dated March 11, 2026;

3.7.3 amend, alter or repeal any provision of this Eighth Amended and Restated Certificate of Incorporation, any certificate of designation, or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series D-1 Preferred Stock;

3.7.4 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services as provided for in agreements already in existence and/or approved by the Board including the approval of a majority of the Preferred Directors;

3.7.5 amend, waive or modify the Series D-1 Conversion Price (including any anti-dilution rights with respect thereto), the liquidation preferences of the Series D-1 Preferred Stock in Section 2.1, or the special consent rights of the Series D-1 Requisite Holders in Section 2.3, this Section 3.7, Section 4.4.2, and Section 5;

3.7.6 effect or consent to any SPAC Transaction; or

3.7.7 commit or enter into an agreement for any of the matters described in Subsections 3.7.1 through 3.7.6 above, whether through a subsidiary or otherwise.

4. Optional Conversion.

The holders of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series A Original Issue Price by (b) the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $4.7736. Such initial Series A Conversion Price and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series A-2 Original Issue Price by (b) the Series A-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-2 Conversion Price” shall initially be equal to $6.3854. Such initial Series A-2 Conversion Price and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series B Original Issue Price by (b) the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $8.8685. Such initial Series B Conversion Price and the rate at which shares of Series B Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series C-1 Original Issue Price by (b) the Series C-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-1 Conversion Price” shall initially be equal to $8.8808. Such initial Series C-1 Conversion Price and the rate at which shares of Series C-1 Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series C-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series C-2 Original Issue Price by (b) the Series C-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-2 Conversion Price” shall initially be equal to $11.1010. Such initial Series C-2 Conversion Price and the rate at which shares of Series C-2 Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series C-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series C-3 Original Issue Price by (b) the Series C-3 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-3 Conversion Price” shall initially be equal to $11.1010. Such initial Series C-3 Conversion Price and the rate at which shares of Series C-3 Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. For the avoidance of doubt, nothing in this Section 4.1.1 shall interfere with the treatment of the Series C-3 Preferred Stock on an as-converted to Class A Common Stock basis, including but not limited to voting provisions and determination of the proceeds payable in respect of each share of Series C-3 Preferred Stock in connection with a Deemed Liquidation Event. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series D Original Issue Price by (b) the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $9.6522. Such initial Series D Conversion Price and the rate at which shares of Series D Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. Each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (a) the Series D-1 Original Issue Price by (b) the Series D-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series D-1 Conversion Price” shall initially be equal to $9.6600. Such initial Series D-1 Conversion Price and the rate at which shares of Series D-1 Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

4.1.2 In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, pursuant to Section 2 above; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of any Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, as applicable (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock converted, Series D Preferred Stock and/or Series D-1 Preferred Stock.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Eighth Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable, below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock,

Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and Series D-1 Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, as applicable, surrendered for conversion or on the Class A Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and Series D-1 Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Class A Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(ii) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(iii) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on each series of Preferred Stock (on a ratable basis);

(iv) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(v) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board, including a majority of the Preferred Directors, which shares of Common Stock or Options shall specifically include shares of Common Stock reserved for issuance pursuant to the Corporation’s 2017 Stock Incentive Plan, as amended, immediately prior to the date hereof; or

(vi) shares of Common Stock issued pursuant to that certain Common Stock Purchase Agreement by and between the Corporation and the Purchaser listed therein, dated on or around the date hereof.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Series C-1 Original Issue Date” shall mean the date on which the first share of Series C-1 Preferred Stock was issued.

(e) “Series C-2 Original Issue Date” shall mean the date on which the first share of Series C-2 Preferred Stock was issued.

(f) “Series C-3 Original Issue Date” shall mean the date on which the first share of Series C-3 Preferred Stock was issued.

4.4.2 No Adjustment of Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and Series D-1 Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the outstanding shares of Series A Preferred Stock (voting together as a separate series, and on an as-converted basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the outstanding shares of Series A-2 Preferred Stock (voting together as a separate series, and on an as-converted basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least fifty-five percent (55%) of the outstanding shares of Series B Preferred Stock (voting together as a separate series, and on an as-converted basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series C Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series C Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C-3 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series C Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series D Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series D-1 Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price or Series D-1 Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and/or Series D-1 Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, the Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and/or Series D-1 Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, Series D Conversion Price and/or the Series D-1 Conversion Price, as applicable, to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price and/or the Series D-1 Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series A-2 Conversion Price, the

Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Series D-1 Original Issue Date), are revised after the Series D-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series D Conversion Price and Series D-1 Conversion Price. Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, in effect immediately prior to such issue, then the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion

Price, the Series D Conversion Price and/or the Series D-1 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price and/or the Series D-1 Conversion Price pursuant to the terms of Subsection 4.4.4 and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price and/or the Series D-1 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D-1 Original Issue Date effect a subdivision of the outstanding Class A Common Stock, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D-1 Original Issue Date combine the outstanding shares of Class A Common Stock, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in Additional Shares of Common Stock, then and in each such event the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price, or the Series D-1 Conversion Price, as applicable, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price and/or the Series D-1 Conversion Price, as

applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Class A Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock (but not the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price and/or the Series D-1 Conversion Price, as applicable, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price or the Series D-1 Conversion Price, as applicable, then in effect, and (ii) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Class A Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock) shall be entitled to exchange their shares of Class A Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and the Class A Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon the earlier of (a) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders, provided, however, that (i) the Series B Preferred Stock may not be automatically converted without the written consent of the Series B Requisite Holders, (ii) each of the Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series C-3 Preferred Stock may not be automatically converted without the written consent of the Series C Requisite Holders, (iii) the Series D Preferred Stock may not be automatically converted without the written consent of the Series D Requisite Holders and (iv) the Series D-1 Preferred Stock may not be automatically converted without the written consent of the Series D-1 Requisite Holders; and (b) closing of a Qualified IPO, (the time of such event or closing in clauses (a) or (b) is referred to herein as the “Preferred Stock Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Preferred Stock Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Preferred Stock Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Preferred Stock Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Preferred Stock Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock, as applicable, converted. Such converted Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

7. Waiver. Except as otherwise set forth herein (including, but not limited to, those separate consent rights provided to the holders of Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock in Section 2.3, Section 3.4, Section 4.4.2, and Section 5 hereunder), any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Eighth Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Eighth Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board; provided, however, that, so long as the holders of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock are entitled to elect a Preferred Director, the affirmative vote of each Preferred Director shall be required for the authorization by the Board of any of the matters set forth in Section 5.8 of the Sixth Amended and Restated Investors’ Rights Agreement, dated on or around the date hereof, by and among the Corporation and the other parties thereto, as such agreement may be amended or restated from time to time.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by applicable law, a director or an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Eighth Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General

Corporation Law or this Eighth Amended and Restated Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including each part of any sentence of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

TWELFTH: The Corporation renounces, to the fullest extent permitted by applicable law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries, or (iii) any holder of Class B Common Stock or Class C Common Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly in such Covered Person’s capacity as a director of the Corporation.

* * *

1. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation’s capital stock in accordance with Section 228 of the General Corporation Law.

2. That this Eighth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Eighth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 11th day of March 2026.

APNIMED, INC.

By:	/s/ Lawrence G. Miller
Name:	Lawrence G. Miller
Title:	President and Chief Executive Officer

[Signature Page to Eighth Amended and Restated Certificate of Incorporation]